UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 19, 2005

PSS WORLD MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number:   0-23832

Florida (State or other jurisdiction of incorporation or organization)	59-2280364 (IRS Employer Identification Number)
4345 Southpoint Blvd. Jacksonville, Florida (Address of principal executive offices)	32216 (Zip code)
Registrant's telephone number, including area code	(904) 332-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Attached as Exhibit 99.1 and incorporated herein by reference is a copy of a press release of PSS World Medical, Inc., dated January 25, 2005, announcing that PSS World Medical, Inc., and its wholly owned subsidiary, World Med Shared Services, Inc. (collectively the “Company”), entered into a Sourcing Services Agreement, dated as of January 19, 2005 (the “Agreement”), with Tiger Specialty Sourcing Limited and Tiger Shanghai Specialty Sourcing Co. Ltd. (collectively “Tiger Medical”) and Mark Engel, Elaine Fong, and Dr. Gao Zhan, principals of Tiger Medical. Subject to the terms and conditions of the Agreement, the Company has agreed to purchase certain medical and other products from Chinese suppliers and manufacturers using the exclusive sourcing services of Tiger Medical.

Pursuant to the terms of the Agreement, the Company made an initial equity investment of $1.0 million on January 25, 2005. In return for its initial equity investment, the Company appointed two individuals to serve on the five-member board of directors of both Tiger Specialty Sourcing Limited and Tiger Shanghai Specialty Sourcing Co. Ltd. The Company ultimately has the right to increase its ownership interest in Tiger Medical to 100% during fiscal years 2006 through 2009 if certain performance targets are achieved. The total purchase price to be paid by the Company for 100% ownership of Tiger Medical ranges between $1.0 million and $32.5 million, depending on certain performance targets. Any investments made by the Company during fiscal years 2005-2008 will be credited against the final purchase price to be paid by the Company. If at any time during the term of the Agreement, the Company achieves the agreed-upon cost of goods savings target in any twelve month period prior to achieving the agreed-upon sales target, then either party has the right to trigger an early final buy-out of Tiger Medical by the Company.

The Agreement may be terminated by either party upon the occurrence of certain events of default.

The Agreement provides the Company certain indemnification rights which terminate at varying times.

The foregoing summary description of the Agreement and the transactions contemplated thereby are not, nor are they intended to be, a complete description of all of the terms and conditions of the Agreement.

Exhibits

Exhibit Number	Description
99.1	Press Release dated January 25, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2005

PSS WORLD MEDICAL, INC.

By: /s/ David M. Bronson Name: David M. Bronson Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1      Press Release dated January 25, 2005.